UNITED FINANCIAL HOLDINGS, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
December 31, 1999, 1998 and 1997








































                                     -F1-

                         UNITED FINANCIAL HOLDINGS, INC.
                          INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE
                                                                       --------
    Report of Independent Certified Public Accountants                    F-3

    Consolidated Balance Sheets at December 31, 1999 and 1998             F-4

    Consolidated Statements of Earnings for the years ended
    December 31, 1999, 1998 and 1997                                      F-5

    Consolidated Statements of Comprehensive Income for the years
    ended December 31, 1999, 1998 and 1997                                F-7

    Consolidated Statement of Stockholders' Equity for the years
    ended December 31, 1999, 1998 and 1997                                F-8

    Consolidated Statements of Cash Flows for the years ended
    December 31, 1999, 1998 and 1997                                      F-9

    Notes to Consolidated Financial Statements                            F-11




































                                      -F2-

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                 --------------------------------------------------


Board of Directors
United Financial Holdings, Inc.
St. Petersburg, Florida



We have audited the consolidated balance sheets of United Financial Holdings, Inc. and Subsidiaries (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of earnings, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of the consolidated financial statements in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits of the consolidated financial statements referred to above, were conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating balance sheet as of December 31, 1999 and the consolidating statement of earnings for the year ended December 31, 1999, are presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position and results of operations of the individual companies. The consolidating information has been subjected to the audit procedures applied in the audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Financial Holdings, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

Grant Thornton, LLP

Tampa, Florida
January 24, 2000








                                      -F3-

                United Financial Holdings, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS

                                                    DECEMBER 31,
                                                1999             1998
                                             ------------    ------------
       ASSETS
Cash and due from banks                       $  8,866,336    $  7,966,757
Federal funds sold                               2,917,000       4,011,000
Trading securities                                  81,600         157,354
Securities held to maturity, market value of
 $14,072,208 and $11,435,699, respectively      14,540,677      11,205,629
Securities available for sale, at market         9,923,820      14,527,487
Loans, net                                     153,497,408     116,545,851
Premises and equipment, net                      9,618,536       9,274,501
Federal Home Loan Bank stock                       506,600         433,500
Federal Reserve Bank stock                         203,800         158,800
Accrued interest receivable                      1,190,200         995,458
Intangible assets, less accumulated
  amortization of $1,725,395 and
  $1,642,935, respectively                       1,748,527       1,451,031
Other real estate owned                          1,528,311       1,015,255
Other assets                                     4,858,493       4,159,556
                                              ------------    ------------
          Total assets                        $209,481,308    $171,902,179
                                              ============    ============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Demand                                      $ 32,936,185    $ 27,741,896
  NOW and money market                          67,913,763      48,550,267
  Savings                                        4,872,802       4,686,318
  Time, $100,000 and over                       16,679,300      11,462,762
  Other time                                    52,695,991      46,654,262
                                              ------------    ------------
          Total deposits                       175,098,041     139,095,505

Securities sold under agreements to repurchase   7,307,044       8,795,715
Accrued interest payable                           448,378         391,769
Convertible subordinated debentures                630,000         630,000
Long-term debt                                        -             33,750
Other liabilities                                2,425,862       2,184,334
                                              ------------    ------------
          Total liabilities                    185,909,325     151,131,073












                               (Continued on F4b)

        The accompanying notes are an integral part of these statements.
                                      -F4a-

                United Financial Holdings, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                              (Continued from F4a)

                                                    December 31,
                                                1999             1998
                                              ------------    ------------

Company-obligated Mandatory Redeemable Capital
 Securities of Subsidiary Trust Holding Solely
 Subordinated Debentures Of The Company          6,749,600       6,000,000

STOCKHOLDERS' EQUITY
  7%convertible  preferred  stock,  $10 par
    value;  150,000  shares  authorized;
    10,000 and 20,850  shares  issued and
    outstanding  at December 31, 1999 and
    1998, respectively                             100,000         208,500
  Common stock, $.01 par value; 20,000,000
    shares authorized; 4,192,771 and
    4,045,563 shares issued and outstanding
    at December 31, 1999 and 1998,
    respectively                                    41,928          40,455
  Paid-in capital                                9,672,634       9,192,103
  Common stock subscription receivable                -           (393,260)
  Accumulated other comprehensive income          (232,362)        141,313
  Retained earnings                              7,240,183       5,581,995
                                              ------------    ------------
          Total stockholders' equity            16,822,383      14,771,106
                                              ------------    ------------

          Total liabilities and
           stockholders' equity               $209,481,308    $171,902,179
                                              ============    ============























        The accompanying notes are an integral part of these statements.
                                      -F4b-

                United Financial Holdings, Inc. and Subsidiaries
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                       For the Years Ended December 31,
                                    1999              1998            1997
                                 -----------       -----------     ------------
Interest income
  Loans and loan fees            $12,783,696       $10,381,551     $  8,960,703
  Securities
    U.S. Treasury                    391,772           552,623          598,549
    Obligations of other U.S.
       Government agencies and
       corporations                  782,669           880,517          746,786
    Obligations of states and
       political subdivisions        203,298           104,137           39,570
    Other                            279,342           207,938          151,612
    Federal funds sold and secur-
      ities purchased under reverse
      repurchase agreements          269,736           532,014          295,297
                                 -----------       -----------     ------------
          Total interest income   14,710,513        12,658,780       10,792,517

Interest expense
  NOW and money market             1,627,761         1,563,767          794,997
  Savings                            107,028            96,920           96,656
  Time deposits, $100,000 and over   699,673           534,471          419,007
  Other time                       2,528,119         2,668,754        2,603,631
  Long-term debt                      50,400           250,057          130,547
  Subordinated debentures issued
    to subsidiary trust              632,700            28,198                -
  Federal funds purchased and
    securities sold under
    agreements to repurchase         193,548           126,152           56,248
                                 -----------       -----------     ------------
          Total interest expense   5,839,229         5,268,319        4,101,086
                                 -----------       -----------     ------------
          Net interest income      8,871,284         7,390,461        6,691,431
Provision for loan losses            785,000           752,000           90,000
                                 -----------       -----------     ------------
          Net interest income
          after provision for
          loan losses              8,086,284         6,638,461        6,601,431
Other income
  Service charges on deposit
    accounts                         797,181           706,839          674,637
  Trust and investment
    management income              3,175,514         2,355,156        1,886,534
  Net trading account profit          41,808            87,354                -
  Gain on sales of loans             442,227           239,498          289,720
  Gain on sale of held to
    maturity security                      -            78,498                -
  Loan servicing fees                165,897           147,881          164,368
  Income on cash value
    life insurance                   135,354           136,728                -
  All other fees and income          362,862           336,549          224,993
                                 -----------       -----------     ------------
          Total other income       5,120,843         4,088,503        3,240,252

                               (Continued on F6)
                                      -F5-

                United Financial Holdings, Inc. and Subsidiaries
                       CONSOLIDATED STATEMENTS OF EARNINGS
                               (Continued from F5)

                                         For the Years Ended December 31,
                                        1999           1998           1997
                                    ------------   ------------   ------------
Other expense
  Salaries and employee benefits    $  5,361,048   $  4,630,580   $  4,047,859
  Occupancy expense                      520,406        522,472        514,374
  Furniture and equipment expense        606,453        512,000        494,360
  Data processing expense                487,317        436,767        417,522
  Consulting fees                        274,733         41,149         28,615
  Legal and professional fees            174,811        120,702        176,778
  Amortization of intangible assets       85,115         79,443         66,802
  Marketing and business development     352,055        301,611        265,472
  Directors fees                         191,350        190,662        198,750
  Telephone expense                      184,999        171,535        149,367
  Stationery, printing and supplies      176,706        137,092        151,327
  Postage expense                        111,965         90,373         79,834
  Headquarter relocation expense               -              -        138,314
  Securities write down                        -              -        255,000
  Other operating expenses             1,025,091        724,700        587,621
                                    ------------   ------------   ------------
                                       9,552,049      7,959,086      7,571,995
                                    ------------   ------------   ------------
      Earnings before income taxes     3,655,078      2,767,878      2,269,688

Income tax expense (benefit)
  Current                              1,559,391      1,192,177        957,932
  Deferred                              (237,206)      (181,607)       (97,986)
                                    ------------   ------------   ------------
                                       1,322,185      1,010,570        859,946
                                    ------------   ------------   ------------

      NET EARNINGS                  $  2,332,893   $  1,757,308   $  1,409,742
                                    ============   ============   ============


Earnings Per Share:
  Basic                             $        .56   $        .49   $        .41
  Diluted                           $        .54   $        .46   $        .38















        The accompanying notes are an integral part of these statements.
                                      -F6-

                United Financial Holdings, Inc. and Subsidiaries
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                               Year Ended December 31,
                                        1999           1998             1997
                                    ------------   ------------   ------------

Net earnings                        $2,332,893     $1,757,308     $1,409,742
Other comprehensive income
  Unrealized holding gains
   (losses)                           (566,174)       126,991         18,642
  Income tax (expense) benefit
    related to items of other
    comprehensive income               192,499        (43,177)        (7,015)
                                    ------------   ------------   ------------

Comprehensive income                $1,959,218     $1,841,122     $1,421,369
                                    ============   ============   ============







































        The accompanying notes are an integral part of these statements.
                                      -F7-

                United Financial Holdings, Inc. and Subsidiaries
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                               7%           6%
                                           Convertible  Convertible
                                   Common  Preferred    Preferred    Paid-In
                                   Stock   Stock        Stock        Capital
                                 --------  -----------  -----------  ----------
Balance at December 31, 1996     $ 34,308  $ 233,500    $        -   $5,737,567

  Net Earnings                          -          -             -            -
  Dividends on Common Stock             -          -             -            -
  Dividends on Preferred Stock          -          -             -            -
  Accumulated other comprehensive
    income                              -          -             -            -
  Issuance of Common Stock for
    cash                              135          -             -       52,365
                                 --------  -----------  -----------  ----------

Balance at December 31, 1997       34,443    233,500             -    5,789,932
  Net Earnings                          -          -             -            -
  Conversion of 7% Preferred
    to Common Stock                   210    (25,000)            -       24,770
  Dividends on Common Stock             -          -             -            -
  Dividends on Preferred Stock          -          -             -            -
  Accumulated other comprehensive
    income                              -          -             -            -
  Issuance of Common Stock in IPO   5,077          -             -    2,799,334
  Performance shares issued           320          -             -      263,787
  Issuance of Common Stock for cash   405          -             -      314,280
                                 --------  -----------  -----------  ----------

Balance at December 31, 1998       40,455    208,500             -    9,192,103
  Net Earnings                          -          -             -            -
  Dividends on Common Stock             -          -             -            -
  Dividends on Preferred Stock          -          -             -            -
  Accumulated other comprehensive
    income                              -          -             -            -
  Issuance of Common Stock in IPO       -          -             -      (25,565)
                                 --------  -----------  -----------  ----------


Balance at December 31, 1999     $ 41,928  $ 100,000    $        -   $9,672,634
                                 ========  =========    ===========  ==========












                               (Continued on F8b)
        The accompanying notes are an integral part of these statements.
                                      -F8a-

                United Financial Holdings, Inc. and Subsidiaries
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                              (Continued from F8a)

                               Accumulated
                                Other         Stock
                             Comprehensive Subscription Retained
                                 Income     Receivable  Earnings     Total
                             ------------- ------------ ----------- ------------
Balance at December 31, 1996 $  45,872     $        -   $3,440,408  $ 9,491,655
  Net Earnings                       -              -    1,409,742    1,409,742
  Dividends on Common Stock          -              -     (458,017)    (458,017)
  Dividends on Preferred Stock       -              -      (16,345)     (16,345)
  Accumulated other
    comprehensive income        11,627              -            -       11,627
  Issuance of Common Stock
    for cash                         -              -            -       52,500
                             ------------- ------------ ----------- ------------

Balance at December 31, 1997    57,499              -    4,375,788   10,491,162
  Net Earnings                       -              -    1,757,308    1,757,308
  Conversion of 7% Preferred
    to Common Stock                  -              -            -          (20)
  Dividends on Common Stock          -              -     (535,631)    (535,631)
  Dividends on Preferred Stock       -              -      (15,470)     (15,470)
  Accumulated other
    comprehensive income        83,814              -            -       83,814
  Issuance of Common Stock
    in IPO                           -       (393,260)           -    2,411,151
  Performance shares issued          -              -            -      264,107
  Issuance of Common Stock
    for cash                         -              -            -      314,685
                             ------------- ------------ ----------- ------------

Balance at December 31, 1998   141,313       (393,260)   5,581,995   14,771,106
  Net Earnings                       -              -    2,332,893    2,332,893
  Conversion of 7% Preferred
    to Common Stock                  -              -            -           (4)
  Dividends on Common Stock          -              -     (663,907)    (663,907)
  Dividends on Preferred Stock       -              -      (10,798)     (10,798)
  Accumulated other
    comprehensive income      (373,675)             -            -     (373,675)
  Issuance of Common Stock
    in IPO                           -        393,260            -      367,695
  Performance shares issued          -              -            -      399,073
                             ------------- ------------ ----------- ------------

Balance at December 31, 1999 $(232,362)    $        -   $7,240,183  $16,822,383
                             ============= ============ =========== ============








        The accompanying notes are an integral part of these statements.
                                     -F8b-

                United Financial Holdings, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               Year Ended December 31,
                                        1999           1998             1997
                                    ------------   ------------   ------------
Cash flows from operating
 activities:
    Net earnings                    $  2,332,893   $  1,757,308   $  1,409,742
    Adjustments to reconcile net
     earnings to net cash provided by
     (used in) operating activities
        Provision for loan losses        785,000        752,000         90,000
        Provision for depreciation
           and amortization              787,996        650,669        566,344
        Unrealized gain on
           trading securities            (41,808)       (87,354)             -
        Gain on sale of held to
           maturity security                   -        (78,498)             -
        Write down of investment
           security                            -              -        255,000
        Write-off of leasehold
           improvements                        -              -        130,065
        Accretion of securities
           discount                      (22,123)       (58,715)       (44,317)
        Amortization of unearned
           loan fees                    (121,730)      (149,954)       (64,941)
        Amortization of securities
           premiums                       18,251         26,125         38,874
        Gain on sales of loans          (774,100)      (372,500)      (422,831)
        Increase in interest
           receivable                   (194,742)       (45,416)      (171,487)
        (Decrease) increase in
           interest payable               56,610         (4,415)        59,399
        Increase in other assets      (1,592,850)    (1,558,741)    (2,641,922)
        Decrease in other liabilities    241,527        360,997        276,211
                                    ------------   ------------   ------------

              Net cash provided by
                 (used in) operating
                 activities            1,474,924      1,191,506       (519,863)















                               (Continued on F9b)

                                     -F9a-

                United Financial Holdings, Inc. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Continued from F9a

                                               Year Ended December 31,
                                        1999           1998             1997
                                    ------------   ------------   ------------

Cash flows from investing activities:
  Purchase of Federal Reserve Bank
    stock and FHLB stock                (118,100)       (73,650)       (46,100)
  Net decrease (increase)
    in Federal funds sold              1,094,000      3,430,000       (380,000)
  Principal repayments of held
    to maturity securities             2,422,366        580,646        388,715
  Proceeds from sale of held
    to maturity security                       -        110,906              -
  Principal repayments of
    available for sale securities        403,391        900,182        494,729
  Proceeds from maturities of
    available for sale securities      1,500,778      3,260,000      4,491,876
  Proceeds from maturities of held
    to maturity securities             2,732,843      4,567,408      4,987,969
  Purchases of available for
    sale securities                   (4,895,000     (7,153,908)    (6,937,869)
  Purchases of held to
    maturity securities               (1,148,000)    (6,304,138)    (6,526,492)
  Proceeds from sales of loans         8,890,919      3,243,766      3,969,174
  Net increase in loans              (45,731,646)   (25,197,839)   (19,130,218)
  Capital expenditures                (1,048,670)      (310,722)    (4,185,913)
                                    ------------   ------------   ------------

            Net cash used in
            investing activities     (35,897,119)   (22,947,349)   (22,874,129)






















                                  (Continued)

                                      -F9b-

                United Financial Holdings, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

                                               Year Ended December 31,
                                        1999           1998             1997
                                    ------------   ------------   ------------
Cash flows from financing
  activities:
  Net increase in demand deposits,
    NOW accounts, money market
    accounts and savings accounts   $ 24,744,269   $ 11,317,459   $ 10,754,834
  Net (decrease) increase in
    certificates of deposit           11,258,267     (2,441,058)    11,319,353
  Net increase (decrease) in
    securities sold under
    agreements to repurchase          (1,488,671)     7,714,970       (688,114)
  Increase in borrowings                       -              -      2,004,202
  Repayment of long-term debt            (33,750)    (2,644,402)      (140,000)
  Issuance of  Company-obligated
    mandatory redeemable capital
    securities  of subsidiary trust
    holding solely subordinated
    debentures of the Company            749,600      6,000,000              -
  Issuance of common stock               766,764      2,989,923         52,500
  Dividend paid on preferred stock       (10,798)       (15,470)       (16,345)
  Dividend paid on common stock         (663,907)      (535,631)      (458,017)
                                    ------------   ------------   ------------
           Net cash provided
           by financing activities    35,321,774     22,385,791     22,828,413
                                    ------------   ------------   ------------

Net increase (decrease) in cash
  and cash equivalents                   899,579        629,948       (565,579)

Cash and cash equivalents at
  beginning of year                    7,966,757      7,336,809      7,902,388
                                    ------------   ------------   ------------

Cash and cash equivalents at
  end of year                       $  8,866,336   $  7,966,757   $  7,336,809
                                    ============   ============   ============

Cash paid during the year for:
  Interest                          $  5,782,619   $  5,263,904   $  4,041,687
  Income taxes                      $  1,288,470   $  1,108,451   $    927,817

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY
Reclassification of loans to
  foreclosed real estate            $  1,038,266   $  1,253,160   $    408,113
                                    ============   ============   =============

Reclassification of foreclosed
  real estate to loans              $          -   $    262,500   $     124,000
                                    ============   ============   =============

Performance shares issued           $    399,073   $    264,107   $           -
                                    ============   ============   =============
        The accompanying notes are an integral part of these statements.
                                     -F10-

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

United Financial Holdings, Inc. (the "Company") is a registered bank holding company formed in 1982, the principal subsidiary of which is United Bank ("Bank"), a Florida-chartered commercial bank headquartered in St. Petersburg, Florida. The Bank was founded in 1979 and is a community-oriented, full service commercial bank with four branch offices serving the southern Pinellas County area of the State of Florida.

Following is a summary of the significant accounting policies that have been consistently applied in the preparation of the consolidated financial statements of United Financial Holdings, Inc. and Subsidiaries.

1.     PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of United Financial Holdings, Inc. (the "Company") and its Subsidiaries, the Bank, Eickhoff, Pieper & Willoughby ("EPW"), United Trust Company ("Trust") and UFH Capital Trust I ("UFHCT"), after all significant intercompany accounts and transactions have been eliminated. United Trust was formed on November 30, 1997. On December 31, 1997, the Bank transferred all assets of the trust division to the newly formed United Trust Company.

2.     CASH AND CASH EQUIVALENTS

For the purpose of presentation in the Consolidated Statements of Cash Flows, cash and cash equivalents includes cash on hand and non-interest bearing amounts due from correspondent banks.

3.     USE OF ESTIMATES IN FINANCIAL STATEMENTS

In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4.     SECURITIES

The Company's investment securities are classified in the following categories and accounted for as follows:

* Trading Securities. Government and corporate bonds and corporate securities held principally for resale in the near term are classified as trading securities and recorded at their fair values. The Company had one trading security, which was transferred from securities available for sale during the year ended December 31, 1998, at which time book value approximated market value. The security has an unrealized gain of $24,737 and $87,354 at December 31, 1999 and 1998. The Company had no trading securities for the year ended December 31, 1997.




                                     -F11-

* Securities Held to Maturity. Bonds, notes and debentures for which the Company has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity. Such securities may be sold or transferred to the available for sale or trading securities classification only as a result of isolated, non-recurring, or unusual changes in circumstances which the Company could not have reasonably anticipated, such as a change in statutory or regulatory requirements regarding investment limitations or a significant deterioration in a security issuer's credit-worthiness.

* Securities Available for Sale. Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities held to maturity, which may be sold prior to maturity as part of asset/liability management or in response to other factors, and are carried at fair value with any valuation adjustment reported in a separate component of stockholders' equity, net of the tax effect.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary are recognized as write downs of the individual securities to their fair value. Such write-downs are included in earnings as realized losses. The Company had a write down of one investment security totaling $255,000 for the year ended December 31, 1997. There were no such write-downs during 1999 and 1998.

Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

5.     LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance. These receivables are adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and un-amortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the related loan's yield, generally over the contractual life of the loan.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.



                                     -F12-

6.     ACCOUNTING FOR IMPAIRMENT OF LOANS

The Company's measurement of impaired loans includes those loans, which are non-performing and have been placed on non-accrual status and those loans, which are performing according to all contractual terms of the loan agreement but may have substantive indication of potential credit weakness.

Residential mortgages and consumer loans and leases outside the scope of SFAS No. 114 are collectively evaluated for impairment.

7.     PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

8.     OTHER REAL ESTATE OWNED (ORE)

Other real estate owned is initially recorded at fair value at the date of foreclosure, less estimated selling costs. Costs relating to development and improvement of property are capitalized, whereas costs relating to the holding of property are expensed.

Valuations are periodically performed by management, or obtained from independent appraisers, and an allowance for loss is established by a charge to operations if the value of the property declines below its original estimated fair value.

If a sale of real estate owned results in a gain, the gain is accounted for in accordance with FASB Statement No. 66, Accounting for Sales of Real Estate. Accordingly, gains may be deferred or recognized currently depending on the terms of the sale. Losses are charged to operations as incurred.

9.     INTANGIBLE ASSETS

Intangible assets include core deposit premiums paid to acquire certain customer deposit bases and the remaining excess of cost over net tangible assets acquired. These assets are being amortized on a straight-line basis over their estimated lives of 10-40 years.












                                     -F13-

10.    INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in net deferred assets and liabilities.

11.    STOCK BASED COMPENSATION

The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Effective in 1996, the Company adopted the disclosure option of SFAS No. 123, Accounting for Stock-Based Compensation, which requires that companies not electing to account for stock-based compensation as prescribed by the statement, disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted. Additionally, certain other disclosures are required with respect to stock compensation and the assumptions used are to determine the pro forma effects of SFAS No. 123.

12.    LOAN FEES

Net loan fees and processing costs are deferred and amortized over the lives of the loans using the interest method of amortization.

13.    ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically reviews its long-lived assets for impairment. Impairment losses on long-lived assets are recognized when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. The Company did not record any impairment losses during the years ended December 31, 1999 and 1998.

14.  ACCOUNTING   FOR   TRANSFERS   AND   SERVICING  OF  FINANCIAL   ASSETS  AND
     EXTINGUISHMENT OF LIABILITIES

The FASB has issued SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, which was effective for the Company's fiscal year beginning January 1, 1997. SFAS No. 125 provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. A transfer of financial assets in which the transferor surrenders control over those assets is accounted for as a sale to the extent that consideration other than beneficial interests in the transferred assets is received in exchange. After a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, de-recognizes financial assets when control has been surrendered, and de-recognizes liabilities when extinguished.





                                     -F14-

15.    REPORTING COMPREHENSIVE INCOME

In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and display of comprehensive income. A specific reporting format is not required, provided the financial statements show the amount of total comprehensive income for the period. Those items, which are not included in net income are required to be shown in the financial statements with appropriate footnote disclosure and the aggregate balance of such items must be shown separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods is required. The Company adopted SFAS No. 130 effective January 1, 1998.

16.    DISCLOSURES ABOUT BUSINESS SEGMENTS

In June 1997, the FASB adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way the Company reports information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports. SFAS No. 131 is effective for periods beginning after December 15, 1997. Management has implemented SFAS No. 131 in the year ended December 31, 1997.

17.    EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, Earnings Per Share. SFAS No. 128 simplified the method for computing and presenting earnings per share ("EPS") previously required by APB Opinion No. 15, Earnings Per Share, and makes them comparable to international EPS standards. SFAS No. 128 is effective for periods ending after December 15, 1997, and requires restatement of all prior period EPS data and has been implemented by the Company. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

18.      RECLASSIFICATIONS

Certain reclassifications have been made to the December 31, 1998, and 1997 balances to conform to the December 31, 1999 presentation.














                                     -F15-

19.      RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

The FASB recently issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires entities to recognize all derivatives in their financial statements as either assets or liabilities measured at fair value. SFAS No. 133 also specified new methods of accounting for hedging transactions, prescribes the items and transactions that may be hedged, and specifies detailed criteria to be met to qualify for hedge accounting. On adoption, entities are permitted to transfer held-to-maturity debt securities to the available-for-sale or trading category. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 for the year ended December 31, 2000 is not expected to have a material impact on the results of operations for the Company.


NOTE B - ACQUISITIONS

On September 30, 1995, the Company purchased 100% of the stock of Fiduciary Services Corp. ("FSC") for $450,000, issuing 150,000 shares at $3.00 per share of common stock of the Company plus a contingent payment of performance shares based upon net earnings of the trust department through 2001. The acquisition of FSC was accounted for as a purchase. The purchase price was allocated to net tangible assets acquired based upon their estimated fair market values. The performance shares will be recorded as additional purchase price. Included in intangible assets is $395,706 of excess of cost over net tangible assets acquired. Pro forma information is not presented, as the effect of the acquisition is immaterial to the financial statements.

On January 31, 1996, the Company completed the acquisition of EPW, an independent investment management firm. The acquisition was facilitated by the issuance of $630,000, of 8% convertible subordinated debentures, plus a contingent payment of performance shares based upon net earnings of EPW through 2001. The performance shares will be recorded as compensation.

For the above acquisitions, the Company has reserved from its authorized but un-issued Common Stock, 225,000 shares as performance shares and 120,215 shares have been paid out as of December 31, 1999, of which 78,140 shares were accounted for as additional consideration and 42,075 shares were accounted for as compensation.


NOTE C - INITIAL PUBLIC OFFERING

On December 16, 1998, the Company completed an Initial Public Offering (IPO) in which it issued 507,705 shares of common stock at a price of $7.25 per share. The common stock trades on the NASDAQ Small Cap Market under the symbol "UFHI". Concurrent with the common stock offering, the Company issued through UFH Capital Trust I, 1,349,920 shares of $5.00 par value Trust Preferred securities with a coupon rate of 9.40%. The Trust Preferred securities trade on the NASDAQ Small Cap Market under the symbol "UFHIP". Proceeds from the offering totaled $9,554,011 net of underwriting fees and Trust Preferred costs of $876,450.





                                     -F16-

NOTE D - UFH CAPITAL TRUST I

On December 16, 1998, UFH Capital Trust I ("UFHCT"), a Delaware statutory business trust created by the Company, issued $6,749,600 (including an over allotment of $749,600 that closed on January 14, 1999) of 9.40% Cumulative Trust Preferred Securities ("Securities") which will mature on December 10, 2028, subject to earlier redemption in certain circumstances. The principal asset of UFHCT is a $6,959,200 subordinated debenture of the Company. The subordinated debenture bears interest at the rate of 9.40% and matures December 16, 2028, subject to earlier redemption in certain circumstances. The Company owns all of the common securities of UFHCT.

The Securities, the assets of UFHCT, and the common securities issued by UFHCT, are redeemable in whole or in part on or after December 10, 2003 or at any time, in whole (but not in part) within 180 days following the occurrence of certain events. The Securities are included in Tier I Capital for regulatory purposes, subject to certain limitations.

The obligations of the Company with respect to the issuance of the Securities constitute a full and unconditional guarantee by the Company of UFHCT's obligation with respect to the Securities.

Subject to certain exceptions and limitations, the Company may, from time to time, defer subordinated debenture interest payments, which would result in a deferral of distribution payments on the related securities and, with certain exceptions, prevent the Company from declaring and paying cash distributions on the Company's common stock or debt securities that rank pari passu or junior to the subordinated debentures.


NOTE E - BUSINESS SEGMENT INFORMATION

United Financial has three reportable segments: Commercial Banking, Trust Services, and Investment Management Services. Commercial Banking delivers a full range of financial services to individuals and small to medium sized businesses. Services include loan products such as commercial mortgages, business equipment loans and lines of credit, equity lending, credit cards, and loans for automobile and other personal financing needs, and various products designed to meet the credit needs of small businesses. In addition, Commercial Banking offers various deposit products that meet customers' savings and transaction needs. Trust Services is comprised of client fiduciary services and provides primarily fee-based income. This area includes not only traditional trust services, but also is a wholesale provider of trust services such as data processing, administrative and accounting support and asset custody services to professionals holding assets in trust, such as legal and accounting firms. Investment Services offers investment management services through an investment advisory firm registered under the Investment Advisers Act of 1940. Such investment management services are offered to corporate, municipal, and high net worth individual clients throughout the State of Florida and the southeastern United States. Corporate and Other includes corporate expenses such as corporate overhead, intercompany transactions, and certain goodwill amortization. The accounting policies of the reportable segments are the same as those described in Note A.





                                     -F17-

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E - BUSINESS SEGMENT INFORMATION - Continued

The following table presents the Company's Business Segment Information for the years ended December 31, 1999, 1998 and 1997, respectively:

                  Commercial    Investment  Trust       Corporate
                  Banking       Management  Services    & Overhead    Total
    1999          ------------  ----------  ----------- ---------- ------------
Interest income   $ 14,579,861  $        -  $   196,196 $  (65,544)$ 14,710,513
Interest expense     5,263,836           -            -    575,393   5,839,229
                  ------------  ----------  ----------- ---------- ------------
Net interest
 income              9,316,025           -      196,196   (640,937)  8,871,284
Other revenue        2,000,774   1,593,054    1,630,459   (103,444)  5,120,843
                  ------------  ----------  ----------- ---------- ------------
Total revenue       11,316,799   1,593,054    1,826,655   (744,381) 13,992,127
Loan loss
  provision            785,000           -            -          -     785,000
Non interest
  expense            6,774,763   1,588,305    1,147,680     41,301   9,552,049
                  ------------  ----------  ----------- ---------- ------------
Pre-tax income       3,757,036       4,749      678,975   (785,682)  3,655,078
Income taxes
  (benefit)          1,328,800     (13,235)     274,944   (268,324)  1,322,185
                  ------------  ----------  ----------- ---------- ------------
Segment net
  income          $  2,428,236  $   17,984  $   404,031 $ (517,358)$ 2,332,893
                  ============  ==========  =========== ========== ============

Total assets      $205,178,434  $  462,832  $ 3,422,100 $  417,942 $209,481,308
                  ============  ==========  =========== ========== ============

Capital
  expenditures    $    973,121  $   35,457  $    45,927 $        - $  1,054,505
                  ============  ==========  =========== ========== ============



















                           (Continued on F18b & F18c)
                                     -F18a-

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E - BUSINESS SEGMENT INFORMATION - Continued from F18a

                  Commercial    Investment  Trust       Corporate
                  Banking       Management  Services    & Overhead    Total
    1998          ------------  ----------  ----------- ---------- ------------
Interest income   $ 12,561,480  $        -  $   170,611 $  (73,311)$ 12,658,780
Interest expense     5,066,193       4,015            -    198,111    5,268,319
                  ------------  ----------  ----------- ---------- ------------
Net interest
  income             7,495,287      (4,015)     170,611   (271,422)   7,390,461
Other revenue        1,645,718   1,447,113      956,042     39,630    4,088,503
                  ------------  ----------  ----------- ---------- ------------
Total revenue        9,141,005   1,443,098    1,126,653   (231,792)  11,478,964
Loan loss
  provision            752,000           -            -          -      752,000
Non interest
  expense            5,652,029   1,356,633      950,676       (252)   7,959,086
                  ------------  ----------  ----------- ---------- ------------
Pre-tax income       2,736,976      86,465      175,977   (231,540)   2,767,878
Income taxes
  (benefit)            969,555      37,914       71,073    (67,972)   1,010,570
                  ------------  ----------  ----------- ---------- ------------
Segment net
  income          $  1,767,421  $   48,551  $   104,904 $ (163,568)$  1,757,308
                  ============  ==========  =========== ========== ============

Total assets      $168,837,452  $  396,682  $ 2,666,328 $    1,717 $171,902,179
                  ============  ==========  =========== ========== ============

Capital
  expenditures    $    389,634  $   24,151  $     2,165 $        - $    315,950
                  ============  ==========  =========== ========== ============






















                              (Continued on F18c)
                                     -F18b-

                United Financial Holdings, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E - BUSINESS SEGMENT INFORMATION - Continued from F18b

                  Commercial    Investment  Trust       Corporate
                  Banking       Management  Services    & Overhead    Total
    1997          ------------  ----------  ----------- ---------- ------------
Interest income   $ 10,785,371  $        -  $         - $    7,146 $ 10,792,517
Interest expense     3,970,539       4,848            -    125,699    4,101,086
                  ------------  ----------  ----------- ---------- ------------
Net interest
  income             6,814,832      (4,848)           -   (118,553)   6,691,431
Other revenue        1,286,174   1,237,571      764,507    (48,000)   3,240,252
                  ------------  ----------  ----------- ---------- ------------
Total revenue        8,101,006   1,232,723      764,507   (166,553)   9,931,683
Loan loss
  provision             90,000           -            -          -       90,000
Non interest
  expense            5,522,949   1,084,197      878,884     85,965    7,571,995
                  ------------  ----------  ----------- ---------- ------------
Pre-tax income       2,488,057     148,526     (114,377)  (252,518)   2,269,688
Income taxes
 (benefit)             925,149      41,163      (43,005)   (63,361)     859,946
                  ------------  ----------  ----------- ---------- ------------
Segment net
  income          $  1,562,908  $  107,363  $   (71,372)$ (189,157)$  1,409,742
                  ============  ==========  =========== ========== ============

Total assets      $144,482,343  $  231,565  $ 2,363,338 $  241,438 $147,318,684
                  ============  ==========  =========== ========== ============

Capital
  expenditures    $  3,949,336  $   32,173  $   201,254 $        - $  4,182,763
                  ============  ==========  =========== ========== ============























                                     -F18c-

NOTE F - UNITED FINANCIAL HOLDINGS, INC. (Parent Only) CONDENSED FINANCIAL
         INFORMATION

The Bank, EPW, Trust and UFHCT are wholly-owned subsidiaries of United Financial Holdings, Inc. The majority of the Company's assets are represented by its investment in the Bank and its primary source of income is dividends from the Bank.

During 1989, the Company authorized the issuance of 150,000 shares of $10 par value cumulative, convertible, 7% preferred stock. The shares are convertible into common shares at $1.19 per share.

Following is condensed financial information of the Company.

                                               December 31,
                                        1999           1998           1997
                                    ------------   ------------   -------------
BALANCE SHEETS
Cash and cash equivalents           $  2,975,207   $  4,451,859   $    203,278
Trading securities                        81,600        157,354              -
Equity securities                        773,000              -              -
Note receivable                          500,000              -              -
Due from subsidiaries                    499,183        192,432        197,014
Investment in Bank                    15,872,307     13,617,578     10,428,370
Investment in EPW                        154,259        136,275        102,723
Investment in United Trust             3,399,823      2,646,885      2,360,985
Investment in UFH Cap Trust I            209,600        209,600              -
Intangible assets                        499,011        546,230        561,063
Receivable from UFH Cap Trust I                -        774,476              -
Other assets                              38,431        120,530        125,291
                                    ------------   ------------   ------------
                                    $ 25,002,421   $ 22,853,219   $ 13,978,724
                                    ============   ============   ============

Note payable                        $          -   $          -   $  2,629,402
Convertible subordinated
 debentures                              630,000        630,000        630,000
Junior subordinated
 debentures issued
 to UFH Cap Trust I                    6,959,200      6,959,200              -
Other liabilities                        590,838        492,913        228,160
Stockholders' equity                  16,822,383     14,771,106     10,491,162
                                    ------------   ------------   ------------
                                    $ 25,002,421   $ 22,853,219   $ 13,978,724
                                    ============   ============   ============













                                     -F19-

NOTE F - UNITED FINANCIAL HOLDINGS, INC. (Parent Only) CONDENSED FINANCIAL
         INFORMATION - Continued

                                               December 31,
                                        1999           1998           1997
                                    ------------   ------------   -------------
STATEMENTS OF EARNINGS
Equity in earnings of Bank          $  2,428,237   $  1,767,421   $  1,492,207
Equity in earnings of EPW                 17,985         48,551        107,363
Equity in earnings of
  United Trust                           404,031         95,599              -
Gains on trading account                  41,808         87,354              -
Other income                              64,308        100,345         26,611
Interest expense                        (702,748)      (275,116)      (125,699)
Other expense                           (189,052)      (144,123)      (156,235)
                                    ------------   ------------   -------------
Earnings before income taxes           2,064,569      1,680,031      1,344,247
Income tax benefit                       268,324         77,277         65,495
                                    ------------   ------------   -------------
Net earnings                        $  2,332,893   $  1,757,308   $  1,409,742
                                    ============   ============   =============

NOTE G - SECURITIES

At December 31, 1999 and 1998, the carrying value and estimated market value of investments in debt and equity securities were as follows:

                                 Carrying
                                   Value       Gross       Gross     Estimated
                                (Amortized  Unrealized  Unrealized    Market
                                   Cost)      Gains       Losses      Value
                                ----------- ----------- ---------- ------------
DECEMBER 31, 1999
Securities held to maturity:
U.S. Treasury securities and
  obligations of U.S. government
  corporations and agencies     $10,111,441  $ 1,655     $ 276,011  $ 9,837,085
Obligations of State and
  political subdivisions          1,825,423   11,692        77,183    1,759,932
Mortgage-backed securities        2,003,792    1,763       121,614    1,883,941
Corporate obligations               500,021        -         8,771      491,250
Other                               100,000        -             -      100,000
                                ------------ ----------- ---------  -----------
Total                           $14,540,677  $15,110     $ 483,579  $14,072,208
                                ===========  =========== =========  ===========













                                     -F20-

                               Historical   Gross       Gross       Carrying
                               Amortized  Unrealized  Unrealized     Value
                                 Cost       Gains       Losses    (Market Value)
                              ----------- ----------  ----------  --------------
Securities available for sale:
U.S. Treasury securities and
  obligations of U.S.
  government corporations
  and agencies                $ 5,403,131  $ 10,373   $  117,425  $  5,296,079
Obligations of State and
  political subdivisions        1,803,336         -       94,164     1,709,172
Mortgage-backed securities      1,146,820     3,368       14,209     1,135,979
Equity securities               1,922,590         -      140,000     1,782,590
                              ----------- ----------  ----------  ------------
Total                         $10,275,877  $ 13,741   $  365,798  $  9,923,820
                              =========== ==========  ==========  ============

                               Carrying
                                 Value      Gross       Gross
                              (Amortized  Unrealized  Unrealized   Estimated
                                 Cost)      Gains       Losses    Market Value
                              ----------- ----------  ---------- --------------
DECEMBER 31, 1998
Securities held to maturity:
U.S. Treasury securities and
  obligations of U.S.
  governmentcorporations
  and agencies                $ 5,975,832  $ 227,918   $ 31,563   $  6,172,187
Obligations of State and
  political subdivisions        1,179,373     13,869     10,174      1,183,068
Mortgage-backed securities      3,448,531     22,630         92      3,471,069
Corporate obligations             501,893      7,482          -        509,375
Other                             100,000          -          -        100,000
                              ----------- ----------  ----------  ------------
Total                         $11,205,629  $ 271,899   $ 41,829   $ 11,435,699
                              =========== ==========  ==========  ============




















                                     -F21-

                               Historical   Gross       Gross       Carrying
                               Amortized  Unrealized  Unrealized     Value
                                 Cost       Gains       Losses    (Market Value)
                              ----------- ----------  ----------  --------------
Securities available for sale:
U.S. Treasury securities and
  obligations of U.S.
  government corporations
  and agencies                $ 8,747,092  $ 139,132  $        -   $  8,886,224
Obligations of State and
  political subdivisions        1,444,917     55,011           -      1,499,928
Mortgage-backed securities      3,035,227     31,795         577      3,066,445
Equity securities               1,086,140          -      11,250      1,074,890
                              ----------- ----------  ----------   ------------
Total                         $14,313,376  $ 225,938  $   11,827   $ 14,527,487
                              =========== ==========  ==========  =============

Proceeds from the sale of investments in debt securities totaled $110,906 for the year ended December 31, 1998 with a resulting gain of $78,498, which is included in other service charges, fees and income. The sale of these held to maturity debt securities during the year ended December 31, 1998 was due to a significant deterioration in the issuer's credit-worthiness. There were no proceeds from sales of investments in debt securities for the years ended December 31, 1999 and 1997.

The amortized cost and estimated market value of debt securities at December 31, 1999, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities due to borrowers having the right to call or prepay obligations with or without call or prepayment penalties.

                       Securities held to           Securities available
                           maturity                      for sale
                  -----------------------------  -----------------------------
                    Carrying                                 Carrying
                    Value     Estimated          Historical  Value
                  (Amortized   Market    Average Amortized   Market     Average
                     Cost)      Value    Yield     Cost      Value)      Yield
                  ---------- ----------  ------- ----------  ---------- -------
Due in one year
  or less         $  867,095 $  859,234   7.03%  $1,499,659  $1,502,032  6.06%

Due after one
  year through
  five years       7,781,001  7,626,822   6.17%   1,967,461   1,944,357  6.46%

Due after five
  years through
  ten years        2,793,965  2,676,041   6.58%   2,927,395   2,783,273  5.44%

Due after ten
  years            1,094,824  1,026,170   5.62%     811,952     775,590  6.64%





                                     -F22-

                       Securities held to           Securities available
                           maturity                      for sale
                  -----------------------------  -----------------------------
                    Carrying                                 Carrying
                    Value     Estimated          Historical  Value
                  (Amortized   Market    Average Amortized   Market     Average
                     Cost)      Value    Yield     Cost      Value)      Yield
                 ----------- ----------- ------- ----------- ---------- -------
Mortgage-
  backed
  securities       2,003,792   1,883,941  7.49%    1,146,820  1,135,978   6.71%

Equity securities          -   1,922,590     -            -   1,782,590   3.67%
                 ----------- ----------- ------- ----------- ----------- -------
     Total       $14,540,677 $14,072,208         $10,275,877 $9,923,820
                 =========== ===========         =========== ==========

Investment securities with a carrying value (which approximates market value) of approximately $8,406,000 and $13,447,000 at December 31, 1999 and 1998,
respectively, were pledged to secure public funds and securities sold under agreements to repurchase.

NOTE H - LOANS

Major classifications of loans were as follows:
                                               December 31,
                                            1999               1998
                                      -----------------  ------------------
Real estate mortgage                     $ 108,742,717      $  78,013,492
Commercial                                  41,358,490         34,903,429
Installment and other                        6,768,611          6,240,676
                                      -----------------  ------------------
                                           156,869,818        119,157,597
  Less:  Allowance for loan losses           2,340,857          1,983,753
         Unearned fees                       1,031,553            627,993
                                      -----------------  ------------------
  Loans, net                              $153,497,408       $116,545,851
                                      =================  ==================

Changes in the allowance for loan losses were as follows:

                                           For the Years Ended December 31,
                                    1999              1998             1997
                                 ----------        ----------       ----------
Balance at beginning of year     $1,983,753        $1,647,355       $1,609,785
Provision charged to operating
  expenses                          785,000           752,000           90,000
Recoveries on loans previously
  charged off                        32,596            10,536           38,510
Loans charged off                  (460,492)         (426,138)         (90,940)
                                 ----------        ----------       ----------
       Balance at end of year    $2,340,857        $1,983,753       $1,647,355
                                 ==========        ==========       ==========



                                     -F23-

Changes in unearned fees were as follows:

                                        For the Years Ended December 31,
                                          1999         1998         1997
                                       -----------  -----------  -----------
Balance at beginning of year           $   627,993  $   520,862  $   341,439
Points deferred on loans                   525,290      257,085      244,364
Points recognized in income               (121,730)    (149,954)     (64,941)
                                       -----------  -----------  -----------
      Balance at end of year           $ 1,031,553  $   627,993  $   520,862
                                       ===========  ===========  ===========

Impaired loans were as follows:

                                        For the Years Ended December 31,
                                          1999         1998         1997
                                       -----------  -----------  -----------
Balance at end of period               $ 1,914,536  $ 4,001,964  $   400,049
Average balance during period            3,016,132    2,808,974      440,927
Total related allowance for losses         231,000      602,000       13,000
Interest income recognized on
  impaired loans                           103,600       86,700            -

The only loans sold by the Bank during 1999, 1998 and 1997 were SBA loans. In accordance with SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, a servicing asset is recorded when the Bank sells the SBA loans. The book value of such assets, which the Bank believes approximates the fair value of such assets at December 31, 1999, 1998 and 1997 was $408,000 $141,000 and $78,000, respectively.
Amortization expense relating to such servicing assets of $25,000, $13,000, and $2,000 was recorded for 1999, 1998 and 1997, respectively. The Company periodically reviews prepayment and default assumptions to determine impairment. No valuation for impairment of these assets was deemed necessary for the periods presented.

NOTE I - PREMISES AND EQUIPMENT

Major classifications of premises and equipment are as follows:

                                                       December 31,
                                                  1999             1998
                                              ------------     ------------
Land                                          $  1,688,779     $  1,396,779
Land improvements                                   64,746           64,746
Leasehold improvements                             115,811          115,812
Building and building improvements               7,623,685        7,404,878
Furniture, fixtures and equipment                3,017,053        2,666,993
                                              ------------     ------------
                                                12,510,074       11,649,208
   Less accumulated depreciation
   and amortization                              2,891,538        2,374,707
                                              ------------     ------------
                                              $  9,618,536     $  9,274,501
                                              ============     ============


                                     -F24-

Depreciation of premises and equipment and amortization of leaseholds was $704,823, $576,515, and $501,475 for the years ended December 31, 1999, 1998 and
1997, respectively.


NOTE J - INCOME TAXES

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities, consist of the following:

                                                     December 31,
                                                  1999         1998
                                              -----------   -----------
Deferred tax assets
  Allowance for loan losses                     $ 815,000     $ 680,000
  Deferred loan fees                              325,000       158,000
  Deferred compensation                           143,000       118,000
  Securities available for sale                   133,000             -
  Net operating loss carryforward (1)              15,000        34,000
                                               ----------     ---------
                                                1,431,000       990,000

Deferred tax liabilities
  Fixed assets                                    225,000       133,000
  Securities available for sale                         -        81,000
                                               ----------     ---------
                                                  225,000       214,000

Net deferred tax asset,
included with other assets                     $1,206,000     $ 776,000
                                               ==========     =========

(1) Relates to net operating losses of two acquired subsidiaries. The acquisitions resulted in ownership changes for purposes of Section 382 of the Internal Revenue Code of 1986, as amended. Consequently, the net operating loss carryforwards are subject to a yearly limitation on their utilization and can only be applied against future income of the acquired subsidiaries. Such operating loss carryforwards at December 31, 1999 are approximately $38,000 and begin to expire in 2010. The Company believes that it will obtain the future income to fully utilize the net operating loss carryforwards, thus no valuation allowance has been recorded.

Management believes that it is more likely than not that the net deferred tax asset will be realized and, therefore, a valuation allowance has not been recorded against the deferred asset at December 31, 1999, 1998 and 1997.









                                     -F25-

The Company's effective tax rate varies from the statutory rate of 34%. The reasons for this difference are as follows:


                                            For the Years Ended December 31,
                                             1999        1998          1997
                                          ----------  ----------   ----------
Computed "expected" tax provision         $1,242,700  $  941,000   $  771,700
Tax exempt interest income - securities      (22,800)    (14,800)      (7,500)
Tax exempt income - life insurance           (46,000)    (46,500)           -
Goodwill amortization                         29,000      24,000       22,100
State taxes net of federal benefit           104,300      70,600       58,600
Other, net                                    14,985      36,270       15,046
                                          ----------  ----------   ----------
   Total                                  $1,322,185  $1,010,570   $  859,946
                                          ==========  ==========   ==========


NOTE K - DEPOSITS

At December 31, 1999, the scheduled maturities of time deposits are as follows:

          2000                            $51,016,253
          2001                             13,552,025
          2002                              3,446,577
          2003                                704,141
          2004                                656,295
                                          -----------
                                          $69,375,291
                                          ===========

NOTE L - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The Company enters into retail repurchase agreements with certain of its customers. These agreements mature daily. All securities collateralizing these agreements were under the Company's control for each respective time period. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                Year Ended December 31,
                                             1999        1998          1997
                                          ----------  ----------   ----------
Average balance                           $6,391,928  $3,983,959   $2,029,453
Average interest rate                          3.52%       3.55%        2.49%
Maximum month-end balance                 $7,307,044  $8,795,715   $2,860,141

The average rate was determined by dividing the total interest paid by the average outstanding borrowings.








                                     -F26-

Securities underlying the agreements are as follows:

                                                  At December 31,
                                                 1999          1998
                                              ----------    ----------
     Carrying value                           $7,445,000    $8,644,000
     Estimated fair value                     $7,340,000     8,804,000


NOTE M - LONG-TERM DEBT

Long-term debt of the Company consists of the following:

                                                  At December 31,
                                                 1999          1998
                                              ----------    ----------
     Note payable to an unrelated bank
     providing for quarterly  principal
     payments of $3,750 and quarterly
     interest  payments at 8.5% fixed, due
     in 2001.  The note is  collateralized
     by certain  pieces of data  processing
     equipment.                               $        -    $   33,750



     8% Convertible  Subordinated Debentures
     issued in conjunction with the
     acquisition  of EPW.  The holder can
     convert to common  stock at $4.12
     per share at any time. Upon conversion,
     the common stock issued cannot be
     traded for a period of two years.
     Interest is payable semi-annually
     and the debentures mature January 31, 2006. The debentures are callable by the Company, in whole or part, as follows:

       Year                      Price
     --------                   -------
       2001                      103%
       2002                      102%
       2003                      101%
       2004 and thereafter       100%            630,000       630,000
                                              ----------    ----------
                                              $  630,000    $  663,750
                                              ==========    ==========









                                     -F27-

The annual principal reductions of the long-term debt during each of the next five years ended December 31 are as follows:

          2000                                  $            -
          2001                                               -
          2002                                               -
          2003                                               -
          2004                                               -
          Thereafter                                   630,000
                                                --------------
                                                $      630,000
                                                ==============

NOTE N - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and a regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) to total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1999 and 1998, the most recent notification from the Federal Reserve categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.
















                                     -F28-

The Bank's actual capital amounts and ratios as of December 31, 1999 are as follows (dollars in thousands):

                                                             To Be Well
                                          Minimum            Capitalized Under
                                          For Capital        Prompt Corrective
                            Actual        Adequacy Purposes  Action Provisions
                         ---------------  -----------------  -----------------
                         Amount    Ratio  Amount      Ratio  Amount      Ratio
                         ---------------  -----------------  -----------------
Stockholders' equity
  and ratio to total
  assets                 $ 15,872  7.74%
Intangible assets            (389)
                         --------
Tangible capital and
  ratio to adjusted
  total assets           $ 15,483  7.14%  $   3,254    1.5%
                         ========         =========

Tier I (core) capital and
  ratio to adjusted
  total assets           $ 15,537  7.16%  $  6,508     3.0%  $ 10,846     5.0%
                         ========         ========           ========

Tier I capital and ratio
  to risk-weighted
  assets                 $ 15,537  9.16%  $  5,088     3.0%  $ 10,176     6.0%
                         ========         ========           ========

Tier II capital -
  allowance for loan
  and lease losses          2,123
Total risk-based capital
  and ratio to risk-
  weighted assets        $ 17,660 10.41%  $ 13,568     8.0%  $ 16,906    10.0%
                         ========         ========           ========
Total assets             $205,178
                         ========
Adjusted total assets     216,918
                         ========
Risk-weighted assets     $169,599
                         ========













                                     -F29-

The Bank's actual capital amounts and ratios as of December 31, 1998 are as follows (dollars in thousands):

                                                             To Be Well
                                          Minimum            Capitalized Under
                                          For Capital        Prompt Corrective
                            Actual        Adequacy Purposes  Action Provisions
                         ---------------  -----------------  -----------------
                         Amount    Ratio  Amount      Ratio  Amount      Ratio
                         ---------------  -----------------  -----------------
Stockholders' equity
  and ratio to total
  assets                 $ 13,617  8.06%
Intangible assets            (404)
                         --------
Tangible capital and
  ratio to adjusted
  total assets           $ 13,213  7.52%  $   2,636    1.5%
                         ========         =========

Tier I (core) capital and
  ratio to adjusted
  total assets           $ 13,073  7.44%  $  5,272     3.0%  $  8,787     5.0%
                         ========         ========           ========

Tier I capital and ratio
  to risk-weighted
  assets                 $ 13,073  9.52%  $  4,118     3.0%  $  8,236     6.0%
                         ========         ========           ========

Tier II capital -
  allowance for loan
  and lease losses          1,719
Total risk-based capital
  and ratio to risk-
  weighted assets        $ 14,792 10.78%  $ 10,981     8.0%  $ 13,727    10.0%
                         ========         ========           ========
Total assets             $168,837
                         ========
Adjusted total assets     175,739
                         ========
Risk-weighted assets     $137,267
                         ========













                                     -F30-

NOTE O - CONCENTRATIONS OF RISK

All of the Company's loans, commitments, and commercial and standby letters of credit have been granted to customers who are substantially all located in the Company's market area. The majority of customers are depositors of the Company. The concentrations of credit by type of loan are set forth in Note D. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Company, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of its legal lending limit. At December 31, 1999 and 1998, less than 3% of the Company's loans are unsecured.

At December 31, 1999, no single customer represented more than 10% of total deposits. At December 31, 1998, the Company held deposits for a customer equal to approximately 10% of total deposits. Such deposits were invested in short-term investments.


NOTE P - COMMITMENTS AND CONTINGENT LIABILITIES

OFF BALANCE-SHEET RISK

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable. Those instruments involve, to varying degrees, elements of credit and interest rate risks in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Unless noted otherwise, the Company does not require collateral or other security to support financial instruments with off-balance-sheet credit risk. The contract or notional amounts are as follows:

                                                      December 31,
                                                  1999              1998
                                              ------------      ------------
    Commitments to extend credit              $23,967,359       $20,182,057
    Standby letters of credit and
      financial guarantees written            $ 2,032,288       $ 1,595,882








                                     -F31-

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds residential or commercial real estate, accounts receivable, inventory, and equipment as collateral supporting those commitments for which collateral is deemed necessary.

LITIGATION

The Company is party to certain litigation encountered in the course of its normal operations, a portion of which involves actions brought against borrowers, generally involving foreclosure proceedings. In some instances, borrowers or interested parties have filed or threatened suit in retaliation. Management, after consulting with legal counsel, believes that it has valid defenses and intends to vigorously defend these matters. Management is of the opinion that an unfavorable outcome, if any, would not have a material effect upon the consolidated financial statements.

OPERATING LEASES

The Company also has operating leases covering certain office equipment and office facilities expiring at various times through 2004.

The minimum annual rentals under these leases as of December 31, 1999, are as follows:

       Year                                                 Amount
      ------                                              ----------
      2000                                                $  82,996
      2001                                                   83,730
      2002                                                   74,189
      2003                                                   27,690
      2004                                                   28,806
      Thereafter                                             24,828
                                                          ----------
      Total minimum lease payments                        $ 322,239
                                                          ==========






                                     -F32-

The Company's rent expense was $96,788, $102,342, and $189,096 for the years ended December 31, 1999, 1998 and 1997, respectively.


NOTE Q - FAIR VALUE OF FINANCIAL INSTRUMENTS

The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather represent a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination or issuance.

The Company, in estimating the fair value of its financial instruments, used the following methods and assumptions:

    Cash and due from banks and interest bearing deposits with other banks: Fair value equals the carrying value of such assets.

    Investment securities and investment securities available for sale: Fair values for investment securities are based on quoted market prices.

    Federal funds sold: Due to the short-term nature of these assets, the carrying values of these assets approximate their fair value.

    Loans: For variable rate loans, those repricing within six months or less, fair values are based on carrying values. Fixed rate commercial loans, other installment loans, and certain real estate mortgage loans were valued using discounted cash flows. The discount rate used to determine the present value of these loans was based on interest rates currently being charged by the Company on comparable loans as to credit risk and term.

    Off-balance-sheet instruments: The Company's loan commitments, which approximate $26,000,000 and $21,800,000 at December 31, 1999 and 1998,
    respectively, are negotiated at current market rates and are relatively short-term in nature and, as a matter of policy, the Company generally makes commitments for fixed rate loans for relatively short periods of time.
    Therefore, the estimated value of the Company's loan commitments approximates the fees charged for entering into the commitments.














                                     -F33-

    Deposit liabilities: The fair values of demand deposits are, as required by SFAS 107, equal to the carrying value of such deposits. Demand deposits include non-interest-bearing demand deposits, savings accounts, NOW accounts and money market demand accounts. Discounted cash flows have been used to value fixed rate term deposits. The discount rate used is based on interest rates currently being offered by the Company on comparable deposits as to amount and term.

    Short-term  borrowings:  The  carrying  value of  Federal  funds  purchased,
    securities  sold  under   agreements  to  repurchase  and  other  short-term
    borrowings approximate their carrying values.

    Long-term  debt:  The  carrying  value  of  the  Company's   long-term  debt
    approximates its fair value since the interest rates on these instruments approximate market interest rates.

    Cumulative trust preferred securities: Fair value for cumulative trust preferred securities are based on quoted market prices.

                                          For the Years Ended
Financial Instruments             December 31, 1999      December 31, 1998
                                ---------------------  ---------------------
                                Carrying   Estimated   Carrying   Estimated
                                Amount     Fair Value  Amount     Fair Value
  Assets:                          (In Thousands)          (In Thousands)
                                ---------------------  ----------------------
  Cash and due from banks       $  8,866   $  8,866    $  7,967   $  7,967
     Federal funds sold            2,917      2,917       4,011      4,011
     Trading securities               82         82         157        157
     Securities held to
       maturity                   14,541     14,072      11,206     11,436
     Securities available
       for sale                    9,924      9,924      14,527     14,527
     Loans                       156,870    156,690     119,158    119,694
     Federal Home Loan
       Bank stock                    507        507         434        434
     Federal Reserve
       Bank stock                    204        204         159        159

  Liabilities:
     Demand deposits              32,936     32,936      27,742     27,742
     NOW and money market         67,914     67,914      48,550     48,550
     Savings                       4,873      4,873       4,686      4,686
     Time, $100,000 and over      16,679     16,720      11,463     11,492
     Other time                   52,696     52,832      46,654     46,789
     Securities sold under
       agreements to
       repurchase                  7,307      7,307       8,796      8,796
     Long-term debt                  630        630         664        664
     Cumulative trust
       preferred securities        6,750      6,412       6,000      6,000
     Off balance sheet items           -        260           -        218




                                     -F34-

NOTE R - RELATED PARTIES

The Bank has entered into transactions with its directors, significant stockholders, and their affiliates ("related parties"). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties approximated $6,194,000, $5,277,500 and $4,462,400 at December 31, 1999, 1998
and 1997, respectively.

During November 1997, an affiliate of one of the Company's directors entered into an exclusive right to a lease agreement (the "Lease Agreement") with Imaginative Investments, Inc., a subsidiary of the Company and the owner of the real property covering the Company's principal executive office (the "Owner"). Pursuant to the Lease Agreement, the Owner granted to such entity the exclusive right to lease 17,918 square feet of the Company's principal executive office for a total of $246,373 or $13.75 per rental square foot with annual escalations of 3%, and three to five year lease terms in return for a commission of 3% if no outside broker is used and 6% in the event an outside broker is used. The Lease Agreement commenced July 14, 1997 and terminated at midnight on July 14, 1998. As of December 31, 1999, the space was 100% leased.

During March 1997, an affiliate of one of the Company's directors (the "Manager") entered into a property Management Agreement with Imaginative Investments, Inc., a subsidiary of the Company, pursuant to which the Manager is employed to act as the sole and exclusive manager in the leasing, operation and management of the Company's principal executive offices for total consideration of approximately $19,000. The Owner is required to maintain comprehensive general public liability insurance in the amount of $2,000,000 naming as insured parties the Owner, Manager and such other parties as the Owner may direct. The Manager must maintain its own insurance to protect itself from any and all claims under any workers' compensation laws or other employer's liability laws.


NOTE S - PROFIT-SHARING PLAN

The Company has a defined contribution profit-sharing plan covering substantially all employees. The Board of Directors determines contributions annually. The Company contributed $112,500, $110,000, and $99,996 for the years ended December 31, 1999, 1998 and 1997, respectively. The plan was amended in 1993 to include an Employee Stock Ownership Plan (ESOP) provision. As of December 31, 1999, the ESOP owned 152,297 shares of the Company's common stock. During 1999, the ESOP purchased an additional 17,500 shares on the open market.













                                     -F35-

The Company sponsors a deferred compensation 401(k) Plan for the benefit of eligible full-time employees. The 401(k) Plan, which is voluntary, allows employees to contribute up to 10 percent of their total compensation (or a maximum of $10,000 as limited by federal regulations) on a pre-tax basis. The Company makes a matching contribution of 100 percent of the first $500 and 40 percent thereafter, up to the maximum amount allowed by the 401(k) Plan. Employee contributions to the 401(k) Plan were $182,040, $184,204, and $173,262 for the years ended December 31, 1999, 1998 and 1997, respectively. The Company's matching contribution was $90,732, $92,857, and $86,927 for the years ended December 31, 1999, 1998 and 1997, respectively.


NOTE T - STOCKHOLDERS' EQUITY

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations. Options to purchase 454,749 shares of common stock at $7.92 a share, 481,380 shares of common stock at $7.96 a share and 495,000 shares at $7.96 a share at December 31, 1999, 1998 and 1997, respectively, were not included in the computation of diluted EPS because the options exercise price was not less than the value of the common shares based on quoted market price or an independent appraisal. All these options have various lives and expire in 2000 and beyond.

For the Year Ended December 31,                                1999
                                                   -----------------------------
                                                               Weighted  Per
                                                               Average   Share
                                                   Earnings    Shares    Amount
                                                   ----------  --------- -------
Basic EPS Net earnings available to common
  stockholders                                     $2,322,095  4,118,228  $.56
                                                                          ====

Effect of dilutive securities Incremental
  shares from  assumed exercise or conversion of:
    Convertible debt                                    31,434   152,790
    Preferred stock                                     10,798   129,476
    Stock options                                            -         -
                                                   ----------- ---------

Diluted EPS Net earnings available to common
stockholders and assumed conversions               $2,364,327  4,400,494  $.54
                                                    ========== =========   ====












                              (Continued on F36b)
                                     -F36a-

                             (Continued from F36a)

For the Year Ended December 31,                                1998
                                                   -----------------------------
                                                               Weighted  Per
                                                               Average   Share
                                                   Earnings    Shares    Amount
                                                   ----------  --------- -------
Basic EPS Net earnings available to common
  stockholders                                     $1,741,838  3,523,364  $.49
                                                                          ====

Effect of dilutive securities Incremental
  shares from  assumed exercise or conversion of:
    Convertible debt                                    31,434   152,790
    Preferred stock                                     15,470   185,508
    Stock options                                            -         -
                                                   ----------- ---------

Diluted EPS Net earnings available to common
stockholders and assumed conversions               $1,788,742  3,861,662  $.46
                                                   =========== =========  ====


For the Year Ended December 31,                                1997
                                                   -----------------------------
                                                               Weighted  Per
                                                               Average   Share
                                                   Earnings    Shares    Amount
                                                   ----------  --------- -------
Basic EPS Net earnings available to common
  stockholders                                     $1,393,397  3,432,768  $.41
                                                                          ====
Effect of dilutive securities Incremental
  shares from  assumed exercise or conversion of:
    Convertible debt                                   31,434    152,790
    Preferred stock                                    16,345    196,947
    Stock options                                           -      3,207
                                                   ----------  ---------

Diluted EPS Net earnings available to common
stockholders and assumed conversions               $1,441,176  3,785,712  $.38
                                                   ==========  =========  ====














                                     -F36b-

During the year ended December 31, 1997, the Company adopted the United Financial Holdings, Inc. Stock Option and Incentive Compensation Plan ("Plan") under which 468,000 shares of common stock were reserved. Under the Plan, the Company may grant its Board of Directors and certain officers incentive stock options or non-qualified stock options to purchase a specified number of shares of common stock at a price not less than fair market value on the date of grant and for a term not to exceed 10 years. The options granted to the Board of Directors are 100% vested and the remaining options vest and become exercisable at 20% increments after each anniversary date beginning after the second anniversary date. During 1997, 156,000 and 312,000 options were granted to the Company's Board of Directors and eligible executive officers, respectively, at $7.94 per share, the estimated fair value of the Company's common stock at the grant date. As such, no compensation expense was recorded in connection with the grant of such options.
                               Range      Weighted      Average
                               Number     of per        Per       Aggregate
                               of         Option        Share     Option
                               Shares     Share         Price     Price
                               ---------  ------------  --------  -------------
   Outstanding at
     December 31, 1996            54,000  $  3.89-8.25     $6.21  $   335,340
   Options granted               468,000          7.94      7.94    3,715,920
   Options exercised             (13,500)            -     (3.89)     (52,515)
   Options forfeited                   -             -         -            -
                               ---------  ------------  --------  -------------

   Outstanding at
     December 31, 1997           508,500     3.89-8.25      7.88    3,998,745
   Options granted                     -             -         -            -
   Options exercised              (6,000)            -     (5.08)     (30,480)
   Options forfeited             (21,120)    5.08-7.94     (6.92)    (146,150)
                               ---------  ------------  --------  -------------

   Outstanding at
     December 31, 1998           481,380     7.63-8.25      7.94    3,822,115
   Options granted                 3,000         6.688     6.688       20,063
   Options exercised                   -             -         -            -
   Options forfeited             (29,631)    7.94-8.25     (8.08)    (239,418)
                               ---------  ------------  --------  -------------

   Outstanding at
     December 31, 1999           454,749   6.688-7.625      7.92  $ 3,602,760
                               =========  ============   =======  =============














                                     -F37-

The weighted-average remaining contractual life of the outstanding stock options at December 31, 1999, 1998 and 1997 was 94 months, 103 months and 114 months, respectively.

These options are exercisable as follows:

                                                                   Weighted
                                                                   Average
      Year Ending                                     Number of    Exercise
      December 31,                                    Shares       Price
    -----------------                                 ----------   ----------
        2000                                            448,749      7.93
        2001                                              3,300      7.71
        2002                                              1,200      7.31
        2003                                              1,500      6.94
                                                      ----------   ----------
                                                        454,749      7.92
                                                      ==========   ==========

In order to calculate the fair value of the options, it was assumed that the risk-free interest rate was 6.0%, the dividend yield would be 1.68% over the exercise period, the expected life of the options would be the entire exercise period, and stock volatility would approximate zero due to a thinly traded market for the stock. The following information pertains to the fair value of the options at December 31, 1999, 1998 and 1997.

                                           For the Years Ended December 31,
                                            1999         1998        1997
                                        ------------ ------------ ------------
   Weighted average-grant-date
   Fair value of options issued
     during the year                    $     NIL    $     NIL    $    705,120
                                        ============ ============ ============

   Pro forma net earnings               $  2,244,347 $  1,668,356 $  1,402,329
                                        ============ ============ ============

   Pro forma basic earnings
     per share                          $        .54 $        .47 $        .41
                                        ============ ============ ============
















                                     -F38-

NOTE U - EXECUTIVE COMPENSATION

The Company has employment contracts with certain executive officers of the Company, providing for a total annual payment equal to their annual base salary plus bonuses. These contracts are in effect until termination (as defined) of the related employee. If the Company, for other than just cause (as defined) terminates the employee, the affected employee shall receive, for a period of twelve months, continuing compensation equal to his compensation for the twelve month period immediately prior to termination.

The Company has established a non-qualified defined benefit plan covering certain executive employees. The Plan specifies that upon reaching age 65, the employee will receive an annual benefit (paid monthly) ranging from 40 percent to 60 percent of their annual salary, for 240 months. The Company will accrue the present value of the estimated future retirement payments over the period from the date of each agreement to the retirement date of the respective executive officer. To fund these benefit plans, the Company purchased single premium cash value life insurance policies with current cash surrender values of $2.55 million, which have been capitalized and included in other assets.


NOTE V - STOCK SPLIT

The Board of Directors declared a three-for-one common stock split effective July 1, 1998 issued on July 31, 1998. All amounts have been restated to reflect this stock split.
































                                     -F39-

                             SUPPLEMENTAL SCHEDULES












































                                     -F40-

                United Financial Holdings, Inc. and Subsidiaries SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
                      For the Year Ended December 31, 1999
                           United
                           Financial
                           Holdings,     United
                           Inc.          Bank            EPW       Trust
                           ------------  ------------  --------  ----------
ASSETS
Cash and due from banks    $  2,975,207  $  8,866,336  $331,571  $  392,528
Federal funds sold                    -     2,917,000         -           -
Trading Securities               81,600             -         -           -
Securities held to
  maturity, market value
  of $14,072,208                      -    14,540,677         -           -
Securities available for
  sale, at market               773,000     7,895,856         -   2,004,964
Loans, net                      500,000   152,997,408         -           -
Premises and equipment, net           -     9,468,347    51,245      98,944
Federal Home Loan Bank stock          -       506,600         -           -
Federal Reserve Bank stock            -       203,800         -           -
Accrued interest receivable       2,285     1,166,906         -      21,009
Intangible assets, less
   accumulated amortization
   of $1,725,395                499,011       388,959         -     860,557
Other real estate owned               -     1,528,311         -           -
Other assets                 20,171,318     4,698,234    80,017      44,098
                           ------------  ------------  --------  ----------
     Total assets          $ 25,002,421  $205,178,434  $462,833  $3,422,100
                           ============  ============  ========  ==========



























                              (Continued on F41b)
                                     -F41a-

                United Financial Holdings, Inc. and Subsidiaries
                SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNING
                              (Continued from F41a)

                     For the Year Ended December 31, 1999


                                                     Eliminating   Consolidated
                             UFHCT       Total          Entries        Total
                         ----------   ------------  -------------  ------------
ASSETS
Cash and due from banks  $        -   $ 12,565,642  $  (3,699,306) $  8,866,336
Federal funds sold                -      2,917,000              -     2,917,000
Trading Securities                -         81,600              -        81,600
Securities held to
  maturity, market value
  of $14,072,208                  -     14,540,677              -    14,540,677
Securities available for
  sale, at market                 -     10,673,820       (750,000)    9,923,820
Loans, net                        -    153,497,408              -   153,497,408
Premises and equipment, net       -      9,618,536              -     9,618,536
Federal Home Loan Bank stock      -        506,600              -       506,600
Federal Reserve Bank stock        -        203,800              -       203,800
Accrued interest receivable       -      1,190,200              -     1,190,200
Intangible assets, less
   accumulated amortization
   of $1,725,395                  -      1,748,527              -     1,748,527
Other real estate owned           -      1,528,311              -     1,528,311
Other assets              6,959,200     31,952,867    (27,094,374)    4,858,493
                         ----------   ------------   ------------  ------------
     Total assets        $6,959,200   $241,024,988  $ (31,543,680) $209,481,308
                         ==========   ============  =============  ============


























                                     -F41b-

                United Financial Holdings, Inc. and Subsidiaries
                SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
                       For the Year Ended December 31, 1999

                         United Financial     United
                         Holdings, Inc.        Bank        EPW       Trust
                         ----------------  ------------  --------  ----------
LIABILITIES AND
  STOCKHOLDERS' EQUITY
  Deposits
    Demand                 $          -    $ 36,635,491  $      -  $        -
    NOW and money market              -      67,913,763         -           -
    Savings                           -       4,872,802         -           -
    Time, $100,000 and over           -      17,429,300         -           -
    Other time                        -      52,695,991         -           -
                           ------------    ------------  --------  ----------
         Total deposits               -     179,547,347         -           -
Securities sold under
  agreements to repurchase            -       7,307,044         -           -
Accrued interest payable         25,200         423,178         -           -
Convertible subordinated
  debentures                    630,000               -         -           -
Long-term debt                6,959,200               -         -           -
Other liabilities               565,638       2,028,558   308,573      22,276
                           ------------    ------------  --------  ----------
      Total liabilities       8,180,038     189,306,127   308,573      22,276
Company-obligated Mandatory
  Redeemable Capital
  Securities of Subsidiary
  Trust Holding Solely
  Subordinated Debentures
  Of The Company                      -               -         -           -
STOCKHOLDERS' EQUITY
  7% convertible preferred
    stock, $10 par value;
    150,000 shares authorized;
    10,000 shares issued
    and outstanding at
    December 31, 1999           100,000               -         -           -
 Common stock, $.01 par value;
    20,000,000 shares authorized,
    4,192,771 shares issued and
    outstanding at
    December 31, 1999            41,928         750,000    38,539   1,000,000
  Paid-in capital             9,672,634       6,792,746   775,814   1,825,065
  Common stock subscription
  receivable                          -               -         -           -
  Accumulated other compre-
  hensive income               (232,362)       (194,647)        -     (37,714)
  Retained earnings           7,240,183       8,524,208  (660,093)    612,473
                           ------------    ------------  --------  ----------
      Total stockholders'
      equity                 16,822,383      15,872,307   154,260   3,399,824
                           ------------    ------------  --------  ----------
      Total liabilities and
      stockholders' equity $ 25,002,421    $205,178,434  $462,833  $3,422,100
                           ============    ============  ========  ==========
                              (Continued on F42b)
                                     -F42a-
                United Financial Holdings, Inc. and Subsidiaries
     SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS - Continued from F42a
                      For the Year Ended December 31, 1999
                                                     Eliminating   Consolidated
                             UFHCT       Total         Entries        Total
                           ---------  ------------  -------------  ------------
LIABILITIES AND
  STOCKHOLDERS' EQUITY
  Deposits
    Demand                 $       -  $ 36,635,491  $ (3,699,306) $  32,936,185
    NOW and money market           -    67,913,763             -     67,913,763
    Savings                        -     4,872,802             -      4,872,802
    Time, $100,000 and over        -    17,429,300      (750,000)    16,679,300
    Other time                     -    52,695,991             -     52,695,991
                          ----------  ------------  -------------  ------------
         Total deposits            -   179,547,347    (4,449,306)   175,098,041
Securities sold under
  agreements to repurchase         -     7,307,044             -      7,307,044
Accrued interest payable           -       448,378             -        448,378
Convertible subordinated
  debentures                       -       630,000             -        630,000
Long-term debt                     -     6,959,200    (6,959,200)             -
Other liabilities                  -     2,925,045      (499,183)     2,425,862
                          ----------  ------------  -------------  ------------
      Total liabilities            -   197,817,014   (11,907,689)   185,909,325
Company-obligated Mandatory
  Redeemable Capital
  Securities of Subsidiary
  Trust Holding Solely
  Subordinated Debentures
  Of The Company           6,749,600     6,749,600             -      6,749,600
STOCKHOLDERS' EQUITY
  7% convertible preferred
    stock, $10 par value;
    150,000 shares authorized;
    10,000 shares issued
    and outstanding at
    December 31, 1999              -       100,000             -        100,000
 Common stock, $.01 par value;
    20,000,000 shares
    authorized, 4,192,771
    shares issued and
    outstanding at
    December 31, 1999        209,600     2,040,067    (1,998,139)        41,928
  Paid-in capital                  -    19,066,259    (9,393,625)     9,672,634
  Common stock
    subscription receivable        -             -             -              -
  Accumulated other
    comprehensive income           -      (464,723)      232,361       (232,362)
  Retained earnings                -    15,716,771    (8,476,588)     7,240,183
                         -----------  ------------  ------------  -------------
      Total stockholders'
      equity             $   209,600    36,458,374   (19,635,991)    16,822,383
                         -----------  ------------  ------------  -------------
      Total liabilities
      and stockholders'
      equity             $ 6,959,200  $241,024,988  $(31,543,680) $ 209,481,308
                         ===========  ============  ============  =============
                                     -F42b-

                United Financial Holdings, Inc. and Subsidiaries
                SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
                       For the Year Ended December 31, 1999

                           United Financial     United
                           Holdings, Inc.        Bank        EPW       Trust
                           ----------------  -----------  --------  ----------
Interest income
  Loans and loan fees      $   61,811        $12,741,533  $      -  $        -
  Securities
    U.S. Treasury                   -            391,772         -           -
    Obligations of other
      U.S. Government
      agencies and
      corporations                  -            694,180         -      88,489
    Obligations of
      states and political
      subdivisions                  -            203,298         -           -
    Other                           -            279,342         -           -
    Federal funds sold and
      securities purchased
      under reverse
      repurchase agreements         -            269,736         -     107,707
                           ----------------  -----------  --------  ----------
        Total interest
          income               61,811         14,579,861         -     196,196

Interest expense
  NOW and money market              -          1,627,761         -           -
  Savings                           -            107,028         -           -
  Time deposits, $100,000
    and over                        -            699,673         -           -
  Other time                        -          2,555,958         -           -
  Long-term debt               50,400                  -         -           -
  Subordinated debentures
    issued to subsidiary
    trust                     652,348                  -         -           -
  Federal funds purchased
    and securities sold under
    agreements to repurchase        -            273,416         -           -
                           ----------------  -----------  --------  ----------
    Total interest expense    702,748          5,263,836         -           -
                           ----------------  -----------  --------  ----------
    Net interest income      (640,937)         9,316,025         -     196,196

Provision for loan losses           -            785,000         -           -
                           ----------------  -----------  --------  ----------
    Net interest income
    after provision for
    loan losses              (640,937)         8,531,025         -     196,196







                              (Continued on F43b)
                                     -F43a-

                United Financial Holdings, Inc. and Subsidiaries
     SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS - Continued from F43a
                      For the Year Ended December 31, 1999

                                                     Eliminating   Consolidated
                             UFHCT       Total         Entries        Total
                           ---------  ------------  -------------  ------------
Interest income
  Loans and loan fees      $ 652,348  $ 13,455,692  $    (671,996) $ 12,783,696
  Securities
    U.S. Treasury                  -       391,772              -       391,772
    Obligations of other
      U.S. Government
      agencies and
      corporations                 -       782,669              -       782,669
    Obligations of
      states and political
      subdivisions                 -       203,298              -       203,298
    Other                          -       279,342              -       279,342
    Federal funds sold and
      securities purchased
      under reverse
      repurchase agreements        -       377,443       (107,707)      269,736
                           ---------  ------------  -------------  ------------
        Total interest
          income             652,348    15,490,216       (779,703)   14,710,513

Interest expense
  NOW and money market             -     1,627,761              -     1,627,761
  Savings                          -       107,028              -       107,028
  Time deposits, $100,000
    and over                       -       699,673              -       699,673
  Other time                       -     2,555,958        (27,839)    2,528,119
  Long-term debt                   -        50,400              -        50,400
  Subordinated debentures
    issued to subsidiary
    trust                    652,348     1,304,696       (671,996)      632,700
  Federal funds purchased
    and securities sold under
    agreements to repurchase       -       273,416        (79,868)      193,548
                           ---------  ------------  -------------  ------------
    Total interest expense   652,348     6,618,932       (779,703)    5,839,229
                           ---------  ------------  -------------  ------------
    Net interest income            -     8,871,284              -     8,871,284

Provision for loan losses          -       785,000              -       785,000
                           ---------  ------------  -------------  ------------
    Net interest income
    after provision for
    loan losses                    -     8,086,284              -     8,086,284








                                     -F43b-

                United Financial Holdings, Inc. and Subsidiaries
                SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
                       For the Year Ended December 31, 1999

                           United
                           Financial        United
                           Holdings, Inc.    Bank         EPW         Trust
                           -------------- -----------  ----------  ------------
Other income
  Service charges on
    deposit accounts       $          -   $   797,181  $        -  $
  Trust and investment
    management income                 -            -    1,593,054   1,630,460
  Net trading account
    profit                       41,808            -            -           -
  Equity in Earnings of
    Subsidiaries              2,850,253            -            -           -
  Other service charges,
    fees and income               2,497    1,203,593            -           -
                           -------------- -----------  ----------  ------------
    Total other income        2,894,558    2,000,774    1,593,054   1,630,460

Other expense
  Salaries and employee
    benefits                          -    3,544,432    1,231,927     584,689
  Occupancy expense                   -      450,967       67,433      59,516
  Furniture and equipment
    expense                           -      495,120       56,793      54,540
  Data processing expense             -      332,768       28,471     126,078
  Legal and professional
    fees                         59,237      115,573            -           -
  Amortization of
    intangible assets            31,027       14,724            -      39,365
  Other operating
    expenses                     98,788    1,821,178      203,681     283,492
                           -------------- -----------  ----------  ------------
                                189,052    6,774,762    1,588,305   1,147,680
                           -------------- -----------  ----------  ------------
    Earnings before
      income taxes            2,064,569    3,757,037        4,749     678,976

Income tax expense
  (benefit)                    (268,324)   1,328,800      (13,235)    274,944
                           -------------- -----------  ----------  ------------
    NET EARNINGS           $  2,332,893   $2,428,237   $   17,984  $  404,032
                           ============== ==========   ==========  ============











                              (Continued on F-44b)
                                     -F44a-

                United Financial Holdings, Inc. and Subsidiaries
   SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS - Continued from Page F44a
                       For the Year Ended December 31, 1999

                                                     Eliminating   Consolidated
                             UFHCT       Total         Entries        Total
                           ---------  ------------  -------------  ------------
Other income
  Service charges on
    deposit accounts       $       -  $    797,181  $           -  $   797,181
  Trust and investment
    management income              -     3,223,514        (48,000)   3,175,514
  Net trading account
    profit                         -        41,808              -       41,808
  Equity in Earnings of
    Subsidiaries                   -     2,850,253     (2,850,253)           -
  Other service charges,
    fees and income                -     1,206,090        (99,750)   1,106,340
                           ---------  ------------  -------------  ------------
    Total other income             -     8,118,846     (2,998,003)   5,120,843

Other expense
  Salaries and employee
    benefits                       -     5,361,048              -    5,361,048
  Occupancy expense                -       577,916        (57,510)     520,406
  Furniture and equipment
    expense                        -       606,453              -      606,453
  Data processing expense          -       487,317              -      487,317
  Legal and professional
    fees                           -       174,810              -      174,810
  Amortization of
    intangible assets              -        85,116              -       85,116
  Other operating
    expenses                       -     2,407,139        (90,240)   2,316,899
                           ---------  ------------  -------------  ------------
                                   -     9,699,799       (147,750)   9,552,049
                           ---------  ------------  -------------  ------------
    Earnings before
      income taxes                 -     6,505,331     (2,850,253)   3,655,078

Income tax expense
  (benefit)                        -     1,322,185              -    1,322,185
                           ---------  ------------  -------------  ------------
    NET EARNINGS        $          -  $  5,183,146  $  (2,850,253) $ 2,332,893
                           =========  ============  =============  ============












                                     -F44b-